             SCHEDULE 14 A- INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Washington Banking Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Sandra L. Gallagher, Esq.
        Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C.
               2200 First Interstate Plaza, Post Office Box 1157
                         Tacoma, Washington 98401-1157
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
     5)  Total fee paid:

         ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ---------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------
     3)  Filing Party:

         ---------------------------------------------------------------------
     4)  Date Filed:

         ---------------------------------------------------------------------

                                     [LOGO]

                           Washington Banking Company

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 29, 1999



        NOTICE IS HEREBY GIVEN that, pursuant to call of its directors, the Annual Meeting of Shareholders of Washington Banking Company ("WBCO") will be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington, on Thursday, April 29, 1999 at 3:00 p.m., to consider and to vote upon the following matters:

1. ELECTION OF DIRECTORS. Election of three (3) persons to serve on the Board of Directors until 2002.

2. WHATEVER OTHER BUSINESS as may properly be brought before the Annual Meeting, or any adjournment thereof.

        Only those shareholders of record at the close of business on March 10, 1999 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.

                                    By Order of the Board of Directors,

                                    /s/ Orlan D. Dean

                                    Orlan D. Dean
                                    Secretary

Oak Harbor, Washington
March 26, 1999

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                           WASHINGTON BANKING COMPANY
                             1421 S.W. BARLOW STREET
                          OAK HARBOR, WASHINGTON 98277



                                 PROXY STATEMENT

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about March 26, 1999, for use in connection with the Annual Meeting of Shareholders of Washington Banking Company ("WBCO" or "Company") to be held on Thursday, April 29, 1999 at 3:00 p.m. at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington (the "Annual Meeting"). Only holders of record of WBCO's common stock, no par value, at the close of business on March 10, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. The number of shares of common stock outstanding and entitled to vote at the Annual Meeting is 4,200,300.

        The enclosed Proxy is solicited by the Board of Directors of WBCO. The costs of solicitation will be borne by WBCO. In addition to the use of the mails, solicitation may be made, without additional compensation by directors and officers of WBCO and regular employees of WBCO and/or its banking subsidiary, Whidbey Island Bank (the "Bank"), by telephone, facsimile and/or personal contact. WBCO does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

        On each matter before the Annual Meeting, including the election of directors, shareholders have one vote for each share of common stock held. Shareholders are not entitled to cumulate their votes in the election of directors. Under Washington law, if a quorum is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors by the holders of shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors.

        With regard to the election of directors, votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees. Votes withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. An abstention from voting will have the practical effect of voting against a proposal since the shares which are the subject of the abstention will be considered present and entitled to vote but will not be voted in favor of the proposal. If shares are held in "street name" through a broker or other nominee (that is, the broker or nominee is the record holder but not the beneficial owner), the broker or nominee is permitted to exercise voting discretion with respect to the election of directors. Thus, if the broker or nominee is not given specific voting instructions by the beneficial owner, shares may be voted on the election of directors by the broker or nominee in their own discretion.

        If the enclosed Proxy is duly executed and received in time for the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy "FOR" the nominees for director listed in this Proxy Statement, unless otherwise directed. Any Proxy given by a shareholder may be revoked before its exercise by notice to WBCO in writing, by a subsequently dated Proxy, or in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed Proxies that are not revoked will be voted in accordance with the specifications in such Proxies, or, if no preference is specified, in accordance with the recommendation of management as specified above.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        The following table sets forth information as of March 1, 1999 with respect to beneficial ownership of WBCO's common stock by (a) each director and director nominee; (b) the chief executive officer of WBCO and each of WBCO's four most highly compensated executive officers who's aggregate cash and cash equivalent forms of compensation exceeded $100,000 during 1998 (the "Named Executives"); (c) all directors and executive officers of WBCO as a group and
(d) all shareholders known by WBCO to be the beneficial owners of more than 5% of the outstanding shares of WBCO common stock. Except as noted below, WBCO believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. The percentages shown are based on the number of shares of WBCO common stock deemed to be outstanding, under applicable regulations (including options exercisable within sixty days).


                                                           SHARES BENEFICIALLY OWNED AT
                                                                   MARCH 1, 1999
                                                          -------------------------------
                                                                              PERCENTAGE OF
                                                                               OUTSTANDING
NAME                                                       NUMBER              COMMON STOCK
----                                                       ------             -------------
Michal D. Cann                                            72,451(1)               1.70%

Orlan D. Dean                                             32,097(2)                *

Marlen L. Knutson                                         26,080(3)                *

Karl C. Krieg, III                                        60,752(4)               1.44%

Jay T. Lien                                               56,013(5)               1.33%

Robert B. Olson                                           67,080(6)               1.59%

Anthony B. Pickering                                      21,180(7)                *

Larry Scodeller                                           11,500(8)                *

Alvin J. Sherman                                          22,196(9)                *

Edward J. (Bud) Wallgren                                  82,841(10)              1.98%

Directors and executive officers
   as a group (11 persons)                               504,345(11)             11.53%

Frontier Financial Corporation
P.O. Box 2215
Everett, WA 98203                                        227,000                  5.4%

-----------------

*       Represents less than 1.0% of WBCO's outstanding common stock.

(1) Includes 57,000 shares issuable upon exercise of options, 37,500 of which are exercisable at $2.93 per share, 6,000 of which are exercisable at $3.37 per share, 9,000 of which are exercisable at $4.08 per share, 3,000 of which are exercisable at $5.37 per share and 1,500 of which are exercisable at $9.26 per share.

(2) Includes 16,680 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,750 of which are exercisable at $3.07 per share, 900 of which are exercisable at $4.08 per share and 780 of which are exercisable at $9.26 per share.

(3) All shares are owned by the Knutson Hauling, Inc. Profit Sharing Trust, for which Mr. Knutson is the Trustee. Includes 780 shares issuable upon exercise of options at $9.26 per share.

(4) Includes (a) 16,680 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,750 of which are exercisable at $3.07 per share, 900 of which are exercisable at $4.08 per share and 780 of which are exercisable at $9.26 per share and (b) 11,499 shares owned by the Krieg Construction 401(k) Plan, for which Mr. Krieg is the Trustee.

(5) Includes (a) 16,680 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,750 of which are exercisable at $3.07 per share, 900 of which are exercisable at $4.08 per share and 780 of which are exercisable at $9.26 per share; and (b) 10,383 shares owned by the Dan Garrison, Inc. Profit Sharing Plan, for which Mr. Lien is the Trustee.

(6) Includes 16,680 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,750 of which are exercisable at $3.07 per share, 900 of which are exercisable at $4.08 per share and 780 of which are exercisable at $9.26 per share.

(7)  Includes 780 shares issuable upon exercise of options at $9.26 per share.

(8)  Includes 3,000 shares issuable upon exercise of options at $9.26 per share.

(9)  Includes 780 shares issuable upon exercise of options at $9.26 per share.

(10) Includes (a) 5,430 shares issuable upon exercise of options, 3,750 of which are exercisable at $3.07 per share, 900 of which are exercisable at $4.08 per share and 780 of which are exercisable at $9.26 per share; and (b) 15,266 shares owned by Island O.K. Tires, Inc. Profit Sharing Plan, for which Mr. Wallgren is the Trustee.

(11) Includes 172,890 shares issuable pursuant to options exercisable within 60 days.

                              ELECTION OF DIRECTORS

        WBCO's Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be not less than five (5) nor more than twelve (12) and that, within such minimum and maximum, the exact number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at ten (10). Directors are divided into three classes, each class serving for a period of three years. The terms of Class 1 directors expire in the year 2000, of Class 2 directors expire in 2001, and of Class 3 directors expire in 2002. Approximately one-third of the members of the Board of Directors are elected by the shareholders annually. The directors whose terms expire at the Annual Meeting are Jay T. Lien, Alvin J. Sherman and Edward J. (Bud) Wallgren, all of whom have been nominated by the Board of Directors for re-election at the Annual Meeting.

If elected, such directors will hold office until the annual meeting of shareholders in the year 2002 and until their successors are elected and qualified.

        Each nominee has indicated that he is able and willing to serve on the Board of Directors. If any nominee should become unable or unwilling to serve, the Proxy will be voted for such person as is designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

INFORMATION WITH RESPECT TO NOMINEES

        The following information is provided with respect to the nominees for election at the Annual Meeting as Class 3 directors whose terms will expire in 2002, and regarding all other incumbent directors, including their respective names, ages, principal occupations during the past five years and the year first elected a director of WBCO or the Bank. The address for each of the nominees and all incumbent directors is 1421 S.W. Barlow Street, Oak Harbor, Washington 98277. All nominees are presently directors of WBCO and the Bank.

NOMINEES FOR ELECTION AS CLASS 3 DIRECTORS (TERMS EXPIRE IN 2002):

JAY T. LIEN                                                  Director since 1987

Mr. Lien, 55, has been the President of Dan Garrison, Inc., a real estate company, since 1986. Mr. Lien has been Chairman of the Board of WBCO and the Bank since September, 1998.

ALVIN J. SHERMAN                                             Director since 1996

Mr. Sherman, 66, is currently retired, having served until 1997 as a co-owner of Sherman Farms, Inc. Mr. Sherman also serves as a director of WIB Financial Services, Inc., a subsidiary of the Bank, which offers for sale nondeposit investment products.

EDWARD J. (BUD) WALLGREN                                     Director since 1991

Mr. Wallgren, 60, has been the President of Island O.K. Tires, Inc. since 1968, and is currently the owner of six Les Schwab Tire stores in Northwestern Washington.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

CLASS 1 INCUMBENT DIRECTORS (TERMS EXPIRE IN 2000):

KARL C. KRIEG, III                                           Director since 1990

Mr. Krieg, 62, has been the President of Krieg Construction, Inc. since 1979. Mr. Krieg is also the President of Krieg Concrete Products, Inc. and serves as the Vice Chairman of the Board of WBCO and the Bank.

ROBERT B. OLSON                                              Director since 1992

Mr. Olson, 63, has been the co-owner and co-managing director of H&H Properties, Inc., a land development company, since 1991. Mr. Olson previously has served as the President and Chief Executive Officer of four community banks in Washington and Oregon. Mr. Olson also serves as a director of WIB Financial Services, Inc.

ANTHONY B. PICKERING                                         Director since 1996

Mr. Pickering, 51, has been the owner of Max Dale's Restaurant since 1983. Mr. Pickering currently serves as a director of Skagit Valley Hospital Foundation and is a Trustee for the Washington State University Board of Trustees.

CLASS 3 INCUMBENT DIRECTORS (TERMS EXPIRE IN 2001):

MICHAL D. CANN                                               Director since 1992

Mr. Cann, 50, has been the President and Chief Executive Officer of WBCO since 1996, and the President and Chief Executive Officer of the Bank, and President and Secretary of WIB Financial Services, Inc., since 1993. Mr. Cann has 28 years of banking experience, previously having served as the President of Valley Bank, Mt. Vernon, Washington, and in other senior management positions in other banks and/or bank holding companies.

ORLAN D. DEAN                                                Director since 1985

Mr. Dean, 75, is the retired general manager of Don Boyer Chevrolet, where he served from 1984 to 1993. He is the Secretary of WBCO and the Bank.

MARLEN L. KNUTSON                                            Director since 1996

Mr. Knutson, 66, is the President of Knutson Hauling, Inc., an excavation company. Mr. Knutson was also the owner of Knutson Distributors, Inc., having retired in 1990. Mr. Knutson previously has served as Chairman of Valley Bank of Mt. Vernon, Washington.

LARRY SCODELLER                                      Director since August, 1998

Mr. Scodeller, 57, has served as the Executive Vice President and Chief Operating Officer of the Bank since February 1998. Mr. Scodeller has 28 years of banking experience, previously having served as Senior Vice President and Chief Financial Officer of Bellingham National Bank in Bellingham, Washington and as Executive Vice President and Chief Financial Officer of People's Bank in Lynden, Washington. Mr. Scodeller also serves as a director of WIB Financial Services, Inc.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

        The Board of Directors of WBCO has established certain standing committees, including an Audit Committee and a Compensation Committee. There presently is no standing nominating committee.

AUDIT COMMITTEE. The main functions performed by the Audit Committee include reviewing and approving the services of the independent auditors, reviewing the plan, scope, and audit results of the internal auditors and the independent auditors, and reviewing the reports of bank regulatory authorities. The Audit Committee also reviews the annual and other reports to the Securities and Exchange Commission and the annual report to WBCO shareholders. Current members of the Audit Committee are Messrs. Olson (Chairman), Cann, Dean, Pickering and Scodeller. Mr. Cann and Mr. Scodeller are officers and directors of WBCO and the Bank. There were four (4) meetings of the Audit Committee during 1998.

COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends remuneration arrangements for senior management. Current members of the Compensation Committee are Messrs. Wallgren (Chairman), Knutson, Krieg, Lien and Olson. There were seven (7) meetings of the Compensation Committee during 1998.

BOARD OF DIRECTORS MEETINGS. There were sixteen (16) meetings of the Board of Directors of WBCO during 1998. All directors attended at least 75% of the total meetings of the Board and all committees of which they were members in 1998.

DIRECTOR COMPENSATION. During 1998, WBCO's directors received an annual retainer in the amount of $8,400 except Mr. Scodeller, who became a director in August 1998, received a retainer in the amount of $3,500. In addition to their annual retainer, such directors received $200 for each Special Board meeting of the Company and meetings of the Board of WIB Financial Services, Inc. attended and non-officer directors received $200 for each committee meeting attended.

        A performance based bonus plan was implemented in 1993 whereby in addition to the base fees directors receive bonuses based on WBCO's annual performance. During the fiscal year 1998, each director was paid a bonus in the amount of $4,400.

SHAREHOLDER NOMINATIONS FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

        In accordance with WBCO's Bylaws, shareholder nominations for the 2000 Annual Meeting of Shareholders, if any, must be made in writing not less than 14 nor more than 50 days prior to the Annual Meeting, and must be delivered or mailed to the Chairman of WBCO; provided, however, that if less than 21 days' notice of the Annual Meeting is given to shareholders, the notification must be mailed or delivered to the Chairman not later than the close of business on the 7th day following the day on which notice of the Annual Meeting was mailed. Such notification should contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of WBCO that will be voted for each proposed nominee; (d) the name and address of the notifying shareholder; and (e) the number of shares of stock of WBCO owned by the notifying shareholder. Nominations not made in accordance with the above requirements may, in his discretion, be disregarded by the Chairman of the Annual Meeting, and upon the Chairman's instruction, the vote teller may disregard all votes cast for such a nominee.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

        This report of WBCO's Compensation Committee ("Committee") describes in general terms the process the Committee undertakes and the factors it considers in determining the appropriate compensation for WBCO's executive officers, including the executive officers who are named in the Summary Compensation Table that follows (the "Named Executives").

GENERAL

        The Committee is responsible for establishing and monitoring compensation programs for executive officers of WBCO and its subsidiaries. The Committee reviews and approves individual executive officer salaries, bonuses and stock option grants and other equity-based awards. The Committee is responsible for establishing the compensation and evaluating the performance of the Chief Executive Officer, while the Chief Executive Officer evaluates the performance of the other executive officers and recommends individual compensation levels for approval by the Committee.

COMPENSATION PHILOSOPHY

        WBCO, acting through the Committee, believes that compensation of its executive officers and other key personnel should reflect and support the goals and strategies that WBCO establishes. The Company's objective is to continue, over the next several years, to expand its geographical presence outside Whidbey and Camano Islands, while solidifying its market position on the Island.

        While continuing to geographically expand, management's strategy is to continue to provide a high level of personal service to its customers and to expand loans, deposits and other products and services that it offers its customers. Maintenance of asset quality will be emphasized by controlling nonperforming assets and adhering to prudent underwriting standards. In addition, management will strive to improve operating efficiencies to further manage non-interest expense and will continue to improve internal operating systems.

        WBCO's goals are intended to create long-term value for WBCO's shareholders, consistent with protecting the interests of depositors. The Committee believes that these goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for significant contributions to WBCO's success and on aligning the interests of the executive officers and other personnel with those of WBCO's shareholders.

        The Committee follows a compensation philosophy that emphasizes options and other stock-based compensation. This emphasis is intended to create a close link between the interests of employees and shareholders and to focus on growth in assets and earnings while maintaining good asset quality and increasing long-term shareholder value.

        The Committee anticipates that it will continue to emphasize stock-based compensation in the future.

COMPENSATION PROGRAMS AND PRACTICES

        WBCO's compensation program includes competitive salary and benefits, an annual incentive cash bonus based upon attainment of Company and individual performance goals, and opportunities for employee ownership of WBCO common stock through a stock option program.

        In determining compensation packages for individual executives, the Committee considers various subjective and objective factors, including (1) individual job responsibilities and experience; (2) individual performance in terms of both qualitative and quantitative goals; (3) WBCO's overall performance, as measured by attainment of strategic and budgeted financial goals and prior performance; and (4) industry surveys of compensation for comparable positions with similar institutions in the State of Washington, the Pacific Northwest and the United States.

        It is not anticipated that the limitations on deductibility, under Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to WBCO or its subsidiaries in the foreseeable future. In the event that such limitation would apply, the Committee will analyze the circumstances presented and act in a manner that, in its judgment, is in the best interests of WBCO. This may or may not involve actions to preserve deductibility.

        Components of WBCO's compensation program are the following:


        BASE SALARY. Salary levels of executive officers are designed to be competitive within the banking industry. In setting competitive salary ranges, the Committee works with management to periodically evaluate current salary levels of other financial institutions with size, lines of business, geographic locations and market place position similar to WBCO's. Base salaries for WBCO's executive officers other than the Chief Executive Officer are based upon recommendations by him, taking into account the subjective and objective factors described above. The Committee reviews and approves or disapproves such recommendations.

        ANNUAL INCENTIVE BONUS. Executive officers have an annual incentive opportunity with cash awards (bonuses) based on the overall performance of WBCO and on attainment of individual performance targets. Performance targets may be based on one or more of the following criteria: return on average assets, return on average equity, core deposit growth, loan growth, asset quality, growth in earnings. The annual bonus pool is determined by the Committee, with final approval by the Board of Directors, each fiscal year and is based upon an assessment of the Company's performance as compared to both budgeted and prior fiscal year performance. Once the bonus pool has been established, the Chief Executive Officer makes individual bonus recommendations to the Committee based upon an evaluation of an executive's individual performance and contribution to WBCO's overall performance.

        STOCK OPTION AND OTHER STOCK-BASED COMPENSATION. Equity-based compensation is intended to more closely align the financial interests of WBCO's executives with long term shareholder value and to assist in the retention of executives who are key to the success of WBCO and Whidbey Island Bank. Equity-based compensation generally has been in the form of incentive stock options pursuant to existing stock option plans. The Committee, with final approval by the Board, determines from time to time which executives, if any, will receive stock options and determines the number of shares subject to each option. Grants of stock options and awards are based on the performance of WBCO and various subjective factors relating primarily to the responsibilities of individual executives, their expected future contributions to WBCO and prior option grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

        In evaluating the compensation of Mr. Cann for services rendered in 1998, the Committee considered both quantitative and qualitative factors.

        In reviewing quantitative factors, the Committee reviewed WBCO's 1998 financial results and compared them with WBCO's budget and actual financial results for 1997. Specifically, the Committee considered that (i) year-end net income from operations increased 16.2% from 1997; (ii) total assets, total loans and total deposits grew by 37.7%, 27.3% and 29.6%, respectively from year end 1997 to year end 1998; and (iii) despite rapid loan growth, credit quality continued to improve in 1998.

        The Committee also considered certain qualitative accomplishments by Mr. Cann in 1998. The Committee recognized Mr. Cann's efforts in successfully directing and carrying out the initial public offering of the Company which closed in June, 1998. The Committee also recognized Mr. Cann's leadership in strategically positioning WBCO for future significant developments in the banking industry and in WBCO's market area and otherwise developing long term strategies for the organization.

        Based on the foregoing and consistent with the Committee's overall compensation philosophy, the Committee made the following determinations with respect to Mr. Cann's compensation in 1998. Mr. Cann's annual salary in 1998 was set at $125,000 and he was awarded an incentive (bonus) payment of $25,000. Mr. Cann was also granted an incentive stock option to purchase 10,000 shares of WBCO's common stock at a price of $12 per share. The option shares vest and become exercisable in annual 20% increments beginning on December 31, 1999 and are exercisable until December 31, 2008.

CONCLUSION

        The Committee believes that for the 1998 fiscal year, the compensation for Mr. Cann, as well as for the other executive officers, were consistent with WBCO's overall compensation philosophy and clearly related to the realization of WBCO's goals and strategies for the year.

Respectfully submitted by:

               Edward J. (Bud) Wallgren, Chairman         Jay T. Lien
               Marlen L. Knutson                          Robert B. Olson
               Karl C. Krieg, III

SUMMARY COMPENSATION TABLE

        The following table sets forth the aggregate compensation for services rendered to WBCO or its subsidiaries in all capacities paid or accrued for the fiscal year ended December 31, 1998 to the Company's Chief Executive Officer and the Company's Chief Operating Officer, who are the only executive officers of WBCO whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 (the "Named Executives") during 1998.


                                                       LONG TERM
                                                      COMPENSATION
                                                     ----------------
                                                     NUMBER OF SHARES
     NAME AND              ANNUAL COMPENSATION         UNDERLYING            ALL OTHER
PRINCIPAL POSITION         SALARY     BONUS (1)          OPTIONS           COMPENSATION(2)
------------------         -------    --------       ----------------      ---------------
Michal D. Cann,            $125,000    $25,000            10,000               $3,801
President & Chief
Executive Officer

Larry Scodeller            $115,000    $17,500             5,000               $  586
Executive Vice President
and Chief
Operating Officer


------------------

(1)  Reflects bonuses earned in 1998 but paid in 1999.

(2) The amount disclosed in this column represents matching contributions under WBCO's 401(k) Plan, together with term life insurance premiums.

OPTION GRANTS IN 1998

        The following table sets forth certain information on option grants to the Named Executives in 1998:


                                                                                                           GRANT DATE
                                                       INDIVIDUAL GRANTS                                     VALUE
                         -------------------------------------------------------------------------         ----------
                            NUMBER OF         PERCENTAGE OF          EXERCISE
                             SHARES           TOTAL OPTIONS            PRICE
                           UNDERLYING           GRANTED TO              PER             EXPIRATION         GRANT DATE
NAME                     OPTIONS GRANTED     EMPLOYEES IN 1998         SHARE               DATE             VALUE(1)
----                     ---------------     -----------------       --------           ----------         ----------
Michal D. Cann              10,000(2)                 24%             $   12.00          12/31/08             $3,500
Larry Scodeller              5,000(2)                 12%             $   12.00          12/31/08             $1,750

--------------------

(1) The fair market value of options granted during 1998 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility of 10%; risk-free rates of 4.63%; expected annual dividend yield of 2%; and expected lives of seven years.

(2) Represents incentive stock option granted on December 31, 1998. The option shares vest and become exercisable in annual 20% increments beginning on December 31, 1999 and are exercisable until December 31, 2008.

OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table summarizes option exercises and the value of unexercised options granted to the Named Executives:


                                                         NUMBER OF SHARES
                                                            UNDERLYING
                                                            UNEXERCISED            VALUE OF UNEXERCISED
                                                             OPTIONS AT             IN-THE-MONEY OPTIONS
                           SHARES                             12/31/98                   AT 12/31/98
                        ACQUIRED ON        VALUE           (EXERCISABLE/               (EXERCISABLE/
     NAME                 EXERCISE        REALIZED         UNEXERCISABLE)            (UNEXERCISABLE)(1)
     ----               -----------       --------       ----------------          ---------------------
Michal D. Cann              -0-             -0-             57,000/28,000             $287,685/$8,740
Larry Scodeller             -0-             -0-             3,000/17,000              ($2,280)/($26,620)

------------------

(1) In accordance with applicable rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying stock. For purposes of this table, fair market value is deemed to be $8.50, the last sale price of WBCO's common stock reported on the Nasdaq National Market on December 31, 1998.

OTHER EMPLOYEE BENEFITS

        The Company maintains a salary savings 401(k) Plan for its employees, including its executive officers. All persons employed for at least one year who are at least 21 years of age and have a minimum of 1,000 hours service may participate in the 401(k) Plan. Employees who participate may contribute a portion of their salary to the 401(k) Plan; contributions of up to 5% of salary are matched 50% by the Company, subject to certain specified limits. WBCO contributed approximately $64,000 in matching funds to the 401(k) Plan during 1998.

        Certain employees and officers of the Company may participate in the Company's discretionary bonus plan. Contributions by the Company are based upon year end results of operations for the Company and attainment of goals by individuals. In 1998, the Company contributed $316,000 to the bonus plan for such employees and officers.

        The Company provides a group health insurance plan along with the normal vacation and sick pay benefits.

EXECUTIVE SEVERANCE AGREEMENT

        The Bank has entered into executive severance agreements with Messrs. Cann and Scodeller. The agreements provide that Messrs. Cann and Scodeller would each receive a severance benefit in an amount equal to two times the amount of their highest compensation paid during the previous three years, if their employment is terminated in certain cases preceding, and for any reason following by up to three years, a change in control of the Bank. The Bank has also entered into severance agreements with four additional officers that provide each officer with a severance benefit in an amount equal to one and one half times the amount of their highest compensation paid during the previous three years, if their employment is terminated in certain cases preceding, and for any reason following by up to three years, a change in control of the Bank.

        The provisions of the severance agreements are triggered by a "change in control," which means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of the Bank, as such quoted terms are defined and used in Section 280 G(b)(2)(A) of the Internal Revenue Code. Severance payments are conditioned on a termination of the executive as a result of the change in control.

                            BENEFICIAL OWNERSHIP AND
                       SECTION 16(a) REPORTING COMPLIANCE

        WBCO is a reporting company pursuant to Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"). Under Section 16(a) of the Exchange Act, and the rules promulgated thereunder, directors, officers, greater than ten percent shareholders, and certain other key personnel are required to report their ownership and any change in ownership of WBCO securities to the Securities and Exchange Commission ("SEC"). WBCO believes that its directors, officers, and greater than ten percent shareholders have complied with all Section 16(a) filing requirements applicable to them.

        In making the foregoing statement, WBCO has relied solely upon written representations of its directors and officers, its lack of knowledge of the existence of any holder of greater than ten percent of WBCO outstanding common stock, and copies of the reports WBCO's officers and directors have filed with the SEC.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

        During 1998, certain directors and executive officers of WBCO and the Bank, and their associates, were customers of the Bank, and it is anticipated that such individuals will be customers of the Bank in the future. All transactions between the Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other, unrelated persons. In the opinion of management, such transactions with executive officers and directors did not involve more than the normal risk of collectability or present other unfavorable features.

        Krieg Construction, Inc., a construction company of which Mr. Karl C. Krieg, III a director of WBCO, is the President, has provided services as subcontractor relating to construction at certain of the Bank's branch offices. Mr. Krieg has also provided additional miscellaneous services directly for the Bank. In 1998, the Bank paid $106,919 to Krieg Construction for such services.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of KPMG LLP ("KPMG") performed the audit of the consolidated financial statements of WBCO and its subsidiaries for the year ended December 31, 1998. KPMG has been selected by WBCO to be its independent accountants for the current year. Shareholders are not required to take action in this selection. A representative of KPMG is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

        KPMG also served as WBCO's independent accountant and rendered their report with respect to WBCO's financial statements for the year ended December 31, 1997. Prior to KPMG's engagement on December 15, 1997, David O. Christensen, CPA & Consultant, PLLC ("David O. Christensen"), independent certified public accountants, had served as the principal independent accountant for WBCO and rendered its report with respect to WBCO's consolidated financial statements for the year ended December 31, 1996. The recommendation to no longer appoint David
O. Christensen was made by management of WBCO and was approved by the Board of Directors effective November 20, 1997.

        In the two most recent fiscal years preceding the Board's action, and through December 15, 1997, there were no disagreements with David O. Christensen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to David O. Christensen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. David O. Christensen's reports on WBCO's statements for such fiscal years did not contain any adverse opinions or disclaimers of opinion, nor were such reports modified or qualified in any respect. WBCO does not anticipate that a representative of David O. Christensen will be present at the Annual Meeting.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

        A shareholder proposing to transact business at WBCO's 2000 Annual Meeting of Shareholders must provide notice of such proposal to WBCO no later than February 1, 2000. For shareholder proposals to be considered for inclusion in WBCO's proxy statement and form of proxy relating to its 2000 Annual Meeting of Shareholders, such proposals must be received by WBCO no later than November 19, 1999. If WBCO receives notices of a shareholder proposal after February 1, 2000, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, it is the intention of the persons appointed in the Proxy to vote the shares represented by the Proxy in accordance with recommendations of management on such matters.

        WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                           WASHINGTON BANKING COMPANY
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 29, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           WASHINGTON BANKING COMPANY

                       PLEASE SIGN AND RETURN IMMEDIATELY

    The undersigned shareholder of WASHINGTON BANKING COMPANY ("WBCO") hereby nominates, constitutes and appoints, Michal D. Cann and Karl C. Krieg, III and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of WBCO standing in my name and on its books on March 10, 1999 at the Annual Meeting of Shareholders to be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington on April 29, 1999, at 3:00 p.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. Election of Directors. A proposal to elect as directors the persons listed below to serve until the Annual Meeting of Shareholders in the year 2002 or until their successors are duly elected and qualified.

         [ ]  FOR all nominees listed below                       [ ]  WITHHOLD AUTHORITY TO VOTE
                                                                     for all nominees listed below
                                                                     (in the manner described below)

    Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

            Jay T. Lien, Alvin J. Sherman, Edward J. (Bud) Wallgren

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE.

    Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the April 29, 1999 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

                                                      Date:  , 1999

                                                      --------------------------
                                                      Signature

                                                      --------------------------
                                                      Signature

                                                      NOTE: Signature(s) should
                                                      agree with name(s) on WBCO
                                                      stock certificate(s).
                                                      Executors, administrators,
                                                      trustees and other
                                                      fiduciaries, and persons
                                                      signing on behalf of
                                                      corporations or
                                                      partnerships should so
                                                      indicate when signing. All
                                                      joint owners must sign.